Comprehensive Credit Facility Agreement of Maximum Amount (“Credit Facility Agreement”) Entered into by and between Shenzhen BAK Battery Co., Ltd (“the Debtor”) and Shenzhen Caitian Branch, Bank of Communications (the “Creditor”) Dated April 26, 2009

Main articles:
➢	Contract number: 4431702009C000000000;
➢	Maximum amount of credit facilities to be provided: RMB 200 million;
➢	Term: from March 25, 2009 to March 25, 2010;
➢	Purpose of the loan is to provide working capital for the Debtor;
➢
Remedies in the event of breach of contract include adjustment of the credit amount, suspension of credit, imposition of punitive interest and overdue interest, an increase of guarantee deposit and the call back of loan principal and interest before maturity.

Headlines of the articles omitted
➢	Definitions and explanations
➢	Prerequisite for using the comprehensive credit facility
➢	Procedure on using the comprehensive credit facility
➢	Declaration and Guarantee of the Debtor
➢	Obligations of the Debtor
➢	Transferring of the credit facility under the maximum amount
➢	Disputation settlement
➢	Fee
➢	Attachment
➢	Validity
➢	Notification